                                                                 EXHIBIT 23.1

                   [LETTERHEAD OF NYKIEL, CARLIN & CO.; LTD.]



                      CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 24, 2001 relating to the financial statements of Beeland Management Company, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.



/s/ Nykiel, Carlin & Co., Ltd.

Nykiel, Carlin & Co., Ltd.
Schaumburg, Illinois

September 6, 2001